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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

         Date of report (Date of earliest event reported): April 2, 2001


                                 METROCALL, INC.
                                  -------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                  0-21924                     54-1215634
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 (State or Other Jurisdiction  (Commission File             (IRS Employer
    of Incorporation)               Number)            Identification No.)

                6677 Richmond Highway, Alexandria, Virginia 22306
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               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 660-6677
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              (Registrant's telephone number, including area code)




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Item 5.   Other Events.

        Metrocall, Inc. executed a restructuring and merger agreement with Weblink Wireless, Inc. dated as of April 1, 2001. This agreement provides for the merger of Weblink into Metrocall in conjunction with restructuring of each party's respective outstanding indebtedness. The merger and restructuring will be implemented by each party filing for protection under chapter 11 of the Bankruptcy Code and obtaining confirmation of plans of reorganization. The parties expect to file chapter 11 cases concurrently on or before May 15, 2001.

        Under the agreement, 50% of the common stock of the surviving corporation will be issued to holders of Metrocall's public bonds and stock and possibly other unsecured creditors, and 50% of the common stock will be issued to creditors and equity security holders of Weblink. In each case, the new stock will be distributed among creditors and security holders in a manner to be determined in each company's respective plan of reorganization. It is anticipated that the existing secured bank debt of Metrocall and Weblink, together with any debtor-in-possession loans, will be paid in full (over time) by a new secured bank facility for the surviving corporation.

        In addition, Metrocall and Weblink amended their alliance agreement. Under this agreement, Weblink provides access to its two-way network for transmitting Metrocall's two-way advanced messaging services. This amendment, among other things, extends the term of the agreement to April 2, 2006. It also reduces Metrocall's obligations to contribute to engineering charges related to future construction costs for the two-way network. Consistent with the amendment Metrocall made its initial $5 million prepayment for future airtime services under the contract. Subsequent required prepayments are subject to satisfaction of certain conditions, including that Weblink obtain commitments for debtor-in-possession loans, that the alliance agreement and Weblink's technology agreement with Glenayre Electronics, Inc., shall each be assumed in Weblink's chapter 11 proceedings. If all conditions are satisfied, Metrocall will have advanced a total of $25 million to Weblink, all of which will be applied to airtime services as they are used by Metrocall.

        Completion of the transaction is subject to a number of conditions, including regulatory approvals, obtaining post-petition financing, and confirmation of the party's respective plans of reorganization. There is no assurance that the parties will be able to obtain the requisite financing on acceptable terms or that the creditors of the respective parties will approve their plans of reorganization. No agreement has been reached, or any plan proposed, regarding the distribution of shares in the new company to Metrocall's creditors or equity security holders, and there is no assurance that any equity security holder of Metrocall will receive any distribution.

        As a result of these developments, Metrocall has postponed its annual meeting of stockholders, which was previously scheduled for May 2, 2001.

Item 7.   Financial Statements and Exhibits

(c) Exhibits

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The following documents are filed as exhibits to the report:

         2.1 Restructuring and Section 303 Agreement between Weblink Wireless, Inc. and Metrocall, Inc. dated April 1, 2001.





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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 3, 2001


                                                     METROCALL, INC.



                                                     By: /s/ VINCENT D. KELLY
                                                        ________________________
                                                         Vincent D. Kelly
                                                         Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit Number        Description
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         2.1   Restructuring and Section 303 Agreement between Weblink Wireless,
               Inc. and Metrocall, Inc. dated April 1, 2001.